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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form S-4 of Exabyte Corporation of our report dated April 16, 2001 relating to the financial statements and financial statement schedule of Exabyte Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP


Denver, Colorado

October 4, 2001